UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 20, 2005

Datameg Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-128060	13-3134389
(Commission File Number)	(IRS Employer Identification No.)
9 West Broadway, Suite 214, Boston MA	02127
(Address of Principal Executive Offices)	(Zip Code)

(413) 642 0160

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

We entered into a letter agreement with Neil Gordon dated September 22, 2005 relating to Mr. Gordon’s appointment to our board of directors and the committees of our board. Please see item 5.02 below for more information about this appointment. Pursuant to Mr. Gordon’s letter agreement, he will receive: (1) an annual retainer of $5,000, payable as four quarterly payments of $1,250 in advance, (2) a fee of $500 per meeting of our board or any of our board’s committees on which he serves, and (3) non-qualified stock options to purchase 1,500,000 shares of our common stock, subject to vesting requirements described in the following paragraph. A copy of Mr. Gordon’s letter agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

We also entered into an option agreement with Neil Gordon dated September 22, 2005 pursuant to which we granted to Mr. Gordon a non-qualified stock option to acquire 1,500,000 shares of our common stock with a five year term and an exercise price of $0.08 per share. The option agreement provides that the options will vest at the rate of 250,000 shares per quarter, with the initial vesting date on October 3, 2005 and subsequent vesting dates of January 3, 2006, April 3, 2006, July 3, 2006, October 3, 2006 and January 3, 2007, provided that Mr. Gordon continues to serve on our board. A copy of Mr. Gordon’s option agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 5.02 Election of Directors

On September 21, 2005, Neil Gordon joined our Board of Directors and was also appointed to serve on our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Gordon is a recognized expert in corporate finance, capital formation and strategic planning for emerging companies. For more than thirty-five years, Mr. Gordon has provided creative and effective financial solutions to emerging and mid-sized companies. Mr. Gordon is president of N.R. Gordon & Company, Inc., a consulting firm that offers a broad range of value-added financial services that support and supplement the internal resources of its client companies.

Mr. Gordon began his career with the accounting firm of Haskins & Sells and served as director, finance and accounting, of Empire of Carolina, Inc. Mr. Gordon was associated with Centronics Data Computer Corp, a computer peripherals manufacturer and Ekco Group, Inc., a leading consumer products manufacturer and marketer, for fourteen years, including eight years as the company’s treasurer, before establishing N.R. Gordon & Company in 1995.

Item 8.01 Other Events

On September 20, 2005, we issued a press release announcing that Neil Gordon agreed to join our Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits

Exhibit 10.1 -	Letter Agreement between Datameg Corporation and Neil Gordon dated September 22, 2005.

Exhibit 10.2 -	Option Agreement between Datameg Corporation and Neil Gordon dated September 22, 2005.

Exhibit 99.1 -	Press Release dated September 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Date: September 22, 2005	By:	/s/ Mark P. McGrath
Mark P. McGrath,
Chairman and
Chief Executive Officer